UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2008

ST. LAWRENCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-23266	38-3717938
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

2370 Watson Court, Suite 110, Palo Alto, CA 94303
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 585-6686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

St. Lawrence Energy Corp. (the “Company”) is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on May 9, 2008 and May 19, 2008, respectively.

On May 5, 2008, the Company’s certifying accountant, Michael F. Cronin, CPA (“Cronin CPA”) resigned and the Company signed an engagement letter dated May 5, 2008 with Rosen Seymour Shapss Martin & Company (“RSSM”) as the Company’s new certifying accountant for the year ending December 31, 2008, subject to RSSM’s acceptance of the engagement. On July 1, 2008, RSSM concluded that it would not accept the engagement to audit the Company for the year ending December 31, 2008. On July 2, 2008, the Company re-engaged Cronin CPA as its certifying accountant. The decision to engage Cronin CPA was approved by the Company's Board of Directors on July 2, 2008.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 5, 2008, the Company’s officers, directors and Cronin CPA concluded that certain transactions described in that Form 8-K filed on January 8, 2008 (the “January Form 8-K”) and reflected in the Company's financial statements set forth on that Form 10-KSB filed on April 11, 2008 have not been concluded as previously described in those filings. The consideration described in the January Form 8-K has not been provided and, accordingly, no shares have been delivered to nor delivered by the Company pursuant to the agreements identified in the January Form 8-K.

As a result, the Company intends to restate its financial statements by amendment of its Form 10-KSB for the period ended December 31, 2007. Contemporaneously with the filing of this Form 8-K, the Company is filing its Form 10-QSB for the period ended March 31, 2008. The financial statements in the Form 10-QSB properly reflect the transactions described above as uncompleted.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August  7, 2008

ST. LAWRENCE ENERGY CORP.

By:	/s/ W. Benjamin Garst, Jr.
W. Benjamin Garst, Jr.
Chief Executive Officer and Chief Financial Officer